AdCare Health Systems Reports Third Quarter 2011 Results

Total Revenues up 208% From a Year Ago to Record $40.9 Million, Driving Record Adjusted EBITDAR of $4.7 Million

SPRINGFIELD, OH -- (Marketwire - November 09, 2011) - AdCare Health Systems, Inc. (NYSE Amex: ADK), a leading skilled nursing and assisted living provider, reported unaudited financial results for the third quarter ended September 30, 2011.

Q3 2011 Financial Highlights

  Record revenues of $40.9 million, up 17% sequentially from Q2 2011 and up 208% from Q3 2010.
  Income from operations was a record $1.7 million up 133% or $978,000 sequentially and vs. a loss of $760,000 in Q3 2010.
  Adjusted EBITDAR was a record $4.7 million, up 13% or $530,000 sequentially and compared to $579,000 in Q3 2010.
  Received $6.9 million in gross proceeds from the exercise of 99% of warrants sold in the company's initial public offering in November 2006 and those sold in a private placement in December 2009.

Q3 2011 Summary of Financial Results
Revenues in the third quarter of 2011 increased 208% to a record $40.9 million from $13.3 million in the same quarter a year ago. The increase in revenue was primarily due to acquisitions completed since September 30, 2010 as part of the company's M&A program. The company's skilled nursing facilities that existed prior to October 2010 also contributed to the improvement in revenue, driven primarily by an increase in occupancy. A more detailed discussion and analysis of the company's performance will be available in AdCare's Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission.

Income from operations in the third quarter of 2011 was a record $1.7 million, an improvement over a loss from operations of $0.8 million in the same year-ago period. The increase in income from operations was primarily due to acquisitions and revenue improvement in acquired facilities.

For earnings attributable to AdCare and its shareholders, the company recorded a net income in the third quarter of 2011 of a record $3.5 million or $0.29 per diluted share, versus a net loss of $1.5 million or $(0.18) per share in the same year-ago period. The third quarter 2011 net income included acquisition expenses of approximately $1.1 million, compared to $403,000 in the same year-ago-quarter, and a non-cash derivative gain of $4.7 million, with none occurring in the same year-ago quarter. Total non-cash stock-based compensation in the third quarter of 2011 was $112,000 compared to $213,000 in the same year-ago quarter.

Adjusted EBITDAR in the third quarter of 2011 totaled a record $4.7 million, up $4.1 million from adjusted EBITDAR of $0.6 million in the third quarter of 2010 (see the definition and an important discussion about the presentation of adjusted EBITDAR, a non-GAAP term, below).

Combined cash, current restricted cash and cash equivalents at September 30, 2011 totaled $13.4 million, compared to $5.0 million at December 31, 2011.

As of the third quarter of 2011, the company is reporting beds/units in service rather than licensed beds/units.

Q3 2011 Operational Highlights

  Completed the acquisition of four skilled nursing facilities in Arkansas. The facilities have an aggregate 402 beds in service that generated revenues of more than $25 million in 2010, and their addition was immediately accretive to the company's earnings.
  AdCare began to provide back office and administrative services to five skilled nursing facilities in Oklahoma, which have an aggregate 314 beds in service that generate an estimated $12.7 million in annualized revenues. In Q3 2011, AdCare was required to consolidate this group of five Oklahoma facilities under GAAP accounting rules.
  Signed agreement to purchase a skilled nursing and assisted living community in Ohio. The community has 179 beds in service, and generates an estimated $12 million in gross annualized revenues according to its most recent financials. They are expected to be accretive to the company's earnings after the transaction closes as planned late in Q4 2011.
  Signed agreement to purchase a skilled nursing and assisted living community in Mountain View, Arkansas. The facilities have an aggregate of 129 beds in service that generated an estimated $8.0 million in gross annualized revenues according to its most recent financials. The transaction is expected to be immediately accretive to AdCare's earnings when it closes as planned late in the fourth quarter of 2011.
  At the end of the third quarter, the company operated 40 facilities, comprised of 32 skilled nursing centers, seven assisted living residences and one independent living/senior housing facility, totaling approximately 3,600 units in service. The company's facility breakdown is 18 owned, six consolidated variable interest entities, 11 leased and five managed for third parties, and located in Alabama, Arkansas, Georgia, North Carolina, Ohio and Oklahoma.

Management Commentary
"Our record third quarter results reflect successful execution on our M&A program, resulting in tripling our quarterly revenues over last year and record bottom-line growth," said Boyd P. Gentry, AdCare's president and chief executive officer. "Our ability to acquire and optimize nursing properties that have not traditionally concentrated on providing Medicare and post-acute services is beginning to be reflected in our core performance. In fact, our optimization strategy has increased Medicare Census 37.5% across facilities acquired in our M&A campaign."

"Our operational team has improved quality mix for facilities operated for more than one month to 12.7% from 9.3% at time of individual facility acquisition. Going forward, we expect better results as we continue to leverage operational improvements in our recently acquired facilities."

Chris Brogdon, AdCare's chief acquisition officer, commented: "AdCare has put under contract 51 facilities since we began this M&A campaign in the fall of 2009 and 29 since the beginning of the year. During the quarter, our M&A program expanded our operations into the Southwest with the establishment of our first facilities in Arkansas and Oklahoma, as well as put additional facilities under contract in Arkansas and our home base in Ohio. We continue to expect our new facilities and these pending acquisitions to improve our overall EBITDAR margin."

The company plans to continue pursuing an aggressive M&A program. Combining its current annualized run-rate with transactions currently in the process of closing, AdCare's estimated annualized revenue run-rate is expected to exceed $300 million. This would represent an increase of more than 460% over the company's revenues in 2010, and an increase of more than 1,000% over revenues in 2009 when it initiated its M&A campaign.

"We are currently evaluating several attractive acquisition opportunities in the Midwest and Southern regions of the U.S.," added Brogdon, "with our M&A program continuing to be a major focus as we complete the remainder of 2011."

Conference Call and Webcast
AdCare will hold a conference call to discuss its 2011 financial results later today, November 9, 2011 at 5:00 p.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Wednesday, November 9, 2011
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Dial-In Number: 1-877-941-4774
International: 1-480-629-9760
Conference ID#: 4481635

The conference call will be broadcast simultaneously at http://viavid.net/dce.aspx?sid=00008E64 and available for replay via the investor section of the company's Web site at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day and until December 9, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4481635

Summary of Closed and Pending Transactions Since Start of M&A Program

----------------------------------------------------------------------------
                                                                    Closing
Description Beds/Units Location     Type       ARR*     Terms       Status
----------------------------------------------------------------------------
Three
Assisted                           Purchase   $ 3.2                Closed 3-
Living      72 beds    Ohio         (Remaining million  Cash        31-10
Facilities                         50%)
----------------------------------------------------------------------------
                                   Consolidate         1 yr        Signed
Assisted                           d Variable          purchase    Option 6-
Living      104 Units Hoover, AL   Interest   $ 1.4    option,     25-10.
Facility                           Entity     million  expiring    Currently
                                   (CVIE)              June 2012   a CVIE
----------------------------------------------------------------------------
Five Nursing                                  $ 38.8               Closed 7-
Homes       600 beds  Georgia      Lease      million  10-yr lease 30-10
----------------------------------------------------------------------------
                                                       10-yr lease
Three                                         $ 18.4   (combined   Closed 9-
Nursing     269 beds  Georgia      Lease      million  with the    2-10
Homes                                                  above)
----------------------------------------------------------------------------
                                                       Long-term
Two Nursing                                   $ 19.5   fixed rate  Closed
Homes       304 beds  Alabama      Purchase   million  loan, USDA  10-1-10
                                                       guaranteed
----------------------------------------------------------------------------
                                                       12-yr lease
Two Nursing 299 beds  Atlanta, GA  Lease      $ 20.8   with renewal Closed
Homes                                         million  option      11-2-10
----------------------------------------------------------------------------
                                                       Long-term
Nursing                                       $ 8.0    fixed rate  Closed
Facility    106 beds  Sylva, NC    Purchase   million  loan, USDA  12-31-10
                                                       guaranteed
----------------------------------------------------------------------------
                                                       Long-term   Closed
                                                       fixed rate  Two 5-2-
Three                 Atlanta, GA &           $ 18.0   loan (USDA  2011;
Nursing     329 beds  Dublin, GA   Purchase   million  guaranteed  Closed
Homes                                                  and bank    third on
                                                       loans)      5-31-2011
----------------------------------------------------------------------------
                                                                   Currently
Five Nursing                                  $ 12.7   Long-term   a CVIE
Facilities  314 beds  Oklahoma     CVIE       million  loan (SBA   (since 8-
                                                       guaranteed) 1-11)
----------------------------------------------------------------------------
                                                       Long-term
                                                       fixed rate  Closed
Five Nursing                                           loan (USDA  Four 9-8-
Homes (One            Arkansas &   Purchase   $ 27.5   guaranteed  11;
Lease       482 beds  Missouri     (four) and million  and bank    Closing
Pending)                           Lease (one)         loans), one (Lease)
                                                       10-year     Expected
                                                       lease       in Q4-11
----------------------------------------------------------------------------
                                   Purchase
                                   (two),              Cash, shares
15 Nursing            NC, SC, TN & Lease      $90.0    of AdCare   Closing
Homes       1,991 bedsVA           (nine), andmillion  stock &     Expected
(Pending)                          Manage              seller notesin Q1-12
                                   (four)
----------------------------------------------------------------------------
                                                       30-year,
                                                       fixed-rated,
Assisted                                               tax-exempt
Living                                        $ 11.5   bond        Closing
Facility &  179 beds  Ohio         Purchase   million  issuance,   Expected
Nursing Home                                           and         in Q4-11
(Pending)                                              traditional
                                                       bank loan
----------------------------------------------------------------------------
Assisted
Living                                                 Long-term   Closing
Facility &  129 beds  Mountain     Purchase   $ 8.8    loan (USDA  Expected
Nursing Home          View, AR                million  guaranteed  in Q4-11
(Pending)                                              bank loan)
----------------------------------------------------------------------------
Five Nursing                                           Long-term   Closing
Facilities  456 beds  Oklahoma     Purchase   $13.2    loan (SBA   Expected
(Pending)                                     million  guaranteed) in Q1-12
----------------------------------------------------------------------------
                                              $291.8
Total       5,634                             million
----------------------                        ---------

*ARR= Annualized Revenue Run-rate at the time of purchase/lease or signing, estimated

Stock Dividend
On October 14, 2011, AdCare issued a 5% stock dividend to all AdCare shareholders of record on September 30, 2010.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities. Since its inception in 1988, AdCare's mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects, " "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by Mr. Gentry that the company expects better results, and statements by Mr. Brogdon that the company continues to expect its new facilities and those pending acquisitions to improve the company's overall EBITDAR margin, as well as other statements regarding the signing and closing of expected acquisitions, and the company's expected annualized run-rate. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, facilities mentioned in this press release are operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.
References to the consolidated company and its assets and activities, as well as the use of the terms such as "we", "us", "our", and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses, or are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA and Adjusted EBITDAR. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The company defines adjusted EBITDAR as net income (loss) before interest expense; income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation); acquisition costs (net of gains); loss on extinguishment of debt; derivative loss; other income from recovery of receivable; retirement and salary continuation costs; and rent cost.

Adjusted EBITDA and Adjusted EBITDAR should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. The metrics are key measures of AdCare Health Systems' operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss and certain gains on acquisitions.

The company believes these measures are useful to investors in evaluating the company's performance, results of operations and financial position for the following reasons:

  They are helpful in identifying trends in the company's day-to-day performance because the items excluded have little or no significance to the company's day-to-day operations;
  They provide an assessment of controllable expenses and affords management the ability to make decisions, which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and
  They are an indication to determine if adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the company's underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company's day-to-day operations.

         AdCare Health Systems, Inc. and Subsidiaries
  Reconciliation of Net (Loss) Income to Adjusted EBITDA and
                        Adjusted EBITDAR
                          (Unaudited)
                                                                  See Note
                                                                    Three
                                                                   Months
               Three Months Ended         Nine Months Ended      Ended June
                  September 30,             September 30,            30,
            ------------------------  ------------------------   ----------
                2011         2010         2011         2010         2011
            -----------  -----------  -----------  -----------  -----------
Net Income
 (loss)     $ 2,780,384  $(1,643,663) $(2,723,625) $(1,034,641) $(4,562,377)
 Interest
  expense,
  net         2,230,211      420,448    5,524,682    1,005,908    1,854,281
 Income tax
  expense       214,424       10,641      446,060       31,925      135,265
 Amortizati
  on of
  stock
  based
  compensat
  ion           183,983      215,760      741,464      647,330      167,487
 Depreciati
  on and
  amortizat
  ion           840,116      303,190    2,201,083      779,164      709,774
 Acquisitio
  n costs,
  net of
  gains       1,146,651      402,850      789,432   (1,226,854)     622,120
 Loss on
  extinguis
  hment of
  debt           58,440            -      135,840            -       77,400
 Derivative
  (gain)
  loss       (4,744,694)           -     (806,657)           -    2,588,171
 Other
  income
  from
  recovery
  of
  receivabl
  es                  -            -     (632,001)           -            -
 Salary
  retiremen
  t and
  continuat
  ion costs           -            -      621,605            -      621,605
            -----------  -----------  -----------  -----------  -----------
Adjusted
 EBITDA     $ 2,709,515  $  (290,774) $ 6,297,883  $   202,832  $ 2,213,726
 Rent
  expense     1,981,332      869,400    5,830,923    1,158,933    1,946,868
            -----------  -----------  -----------  -----------   ----------
Adjusted
 EBITDAR    $ 4,690,847  $   578,626  $12,128,806  $ 1,361,765  $ 4,160,594
            ===========  ===========  ===========  ===========  ===========

Note: The Adjusted EBITDA and Adjusted EBITDAR calculations
 for the three months ended June 30, 2011 have been adjusted downward $206,394 from that originally reported, as a result of a correction of the amortization of stock based
 compensation for the second quarter.

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                           Three Months Ended         Nine Months Ended
                              September 30,             September 30,
                        ------------------------  -------------------------
                            2011         2010         2011          2010
                        -----------  -----------  ------------  -----------
Revenues:
  Patient care revenues $40,543,732  $12,741,701  $105,879,393  $24,308,760
  Management revenues       328,731      532,985     1,312,254    1,564,657
                        -----------  -----------  ------------  -----------
    Total revenues       40,872,463   13,274,686   107,191,647   25,873,417
                        -----------  -----------  ------------  -----------

Expenses:
  Payroll and related
   payroll costs         21,963,988    8,243,065    59,182,571   16,269,039
  Other operating
   expenses              14,372,765    4,618,960    36,547,834    8,810,591
  Lease expense           1,981,332      869,400     5,830,923    1,158,933
  Depreciation and
   amortization             840,116      303,190     2,201,083      779,164
  Salary retirement and
   continuation costs             -            -       621,605            -
                        -----------  -----------  ------------  -----------
    Total expenses       39,158,201   14,034,615   104,384,016   27,017,727
                        -----------  -----------  ------------  -----------

Income (Loss) from
 Operations               1,714,262     (759,929)    2,807,631   (1,144,310)
                        -----------  -----------  ------------  -----------

Other Income (Expense):
  Interest expense, net  (2,230,211)    (420,448)   (5,524,682)  (1,005,908)
  Acquisition costs,
   net of gains          (1,146,651)    (402,850)     (789,432)   1,226,854
  Derivative gain         4,744,694            -       806,657            -
  Loss on
   extinguishment of
   debt                     (58,440)           -      (135,840)           -
  Other income
   (expense)                (28,846)     (49,795)      558,101      (79,352)
                        -----------  -----------  ------------  -----------
    Total other income
     (expense)            1,280,546     (873,093)   (5,085,196)     141,594
                        -----------  -----------  ------------  -----------

Income (Loss) Before
 Income Taxes             2,994,808   (1,633,022)   (2,277,565)  (1,002,716)
Income Tax Expense         (214,424)     (10,641)     (446,060)     (31,925)
                        -----------  -----------  ------------  -----------
Net Income (Loss)         2,780,384   (1,643,663)   (2,723,625)  (1,034,641)
Net Loss (Income)
 Attributable to
 Noncontrolling
 Interests                  747,605      143,899     1,089,448     (665,663)
                        -----------  -----------  ------------  -----------
Net Income (Loss)
 Attributable to AdCare
 Health Systems         $ 3,527,989  $(1,499,764) $ (1,634,177) $(1,700,304)
                        ===========  ===========  ============  ===========

Net Income (Loss) Per
 Share, Basic           $      0.33  $     (0.18) $      (0.17) $     (0.25)

Net Income (Loss) Per
 Share, Diluted         $      0.29  $     (0.18) $      (0.17) $     (0.25)
                        ===========  ===========  ============  ===========

Weighted Average Common
 Shares Outstanding,
  Basic                  10,738,093    8,321,768     9,450,507    6,754,786
  Diluted                12,689,231    8,321,768     9,450,507    6,754,786
                        ===========  ===========  ============  ===========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS

                                               September 30,   December 31,
                    ASSETS                          2011           2010
                                               -------------  -------------
Current Assets:                                 (Unaudited)
Cash and cash equivalents                      $  10,049,883  $   3,911,140
Restricted cash and cash equivalents               3,313,000      1,047,454
Accounts receivable:
   Long-term care resident receivables, net       18,708,063     10,943,963
   Management receivables, net                       189,534        271,224
Prepaid expenses and other                         1,312,394      1,243,663
                                               -------------  -------------
         Total current assets                     33,572,874     17,417,444

Restricted cash and investments                    4,455,568      3,099,936
Property and equipment, net                       83,802,347     37,606,301
Intangibles, net                                  26,336,253     16,159,845
Goodwill                                           2,679,482      2,679,482
Escrow deposits for acquisitions                     700,000      1,725,086
Lease deposits                                     2,193,442      1,670,282
Other assets                                       4,545,571      2,600,530
                                               -------------  -------------
         Total assets                          $ 158,285,537  $  82,958,906
                                               =============  =============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of notes payable and other
    debt                                       $  11,078,424  $   3,633,401
   Accounts payable                               10,094,939      3,411,772
   Accrued expenses                               11,798,044      9,664,325
                                               -------------  -------------
         Total current liabilities                32,971,407     16,709,498

Notes payable and other debt, net of current
 portion                                         101,148,162     47,210,995
Derivative liability                               2,057,152      2,905,750
Other liabilities                                  1,641,269      1,267,429
Deferred tax liability                               491,294        255,141
                                               -------------  -------------
      Total liabilities                          138,309,284     68,348,813
                                               -------------  -------------

Commitments and contingencies                              -              -

Stockholders' equity:
   Preferred stock, no par value; 1,000,000
    shares authorized; no shares issued or
    outstanding                                            -              -
   Common stock and additional paid-in
    capital, no par value; 29,000,000 shares
    authorized; 12,169,852 and 8,766,657
    shares issued and outstanding                 34,701,655     26,611,870
   Accumulated deficit                           (14,183,047)   (12,548,870)
                                               -------------  -------------
      Total stockholders' equity                  20,518,608     14,063,000
   Noncontrolling interest in subsidiaries          (542,355)       547,093
                                               -------------  -------------
      Total equity                                19,976,253     14,610,093
                                               -------------  -------------
      Total liabilities and stockholders'
       equity                                  $ 158,285,537  $  82,958,906
                                               =============  =============

Company Contacts
Boyd Gentry
CEO
Chris Brogdon
Vice Chairman & CAO
David A. Tenwick
Chairman of Board
AdCare Health Systems, Inc.
Tel (937) 964-8974
info@adcarehealth.com

Investor Relations
Ron Both or Geoffrey Plank
Liolios Group, Inc.
Tel (949) 574-3860
info@liolios.com